Exhibit 1.01

SMITH & WESSON BRANDS, INC.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD

JANUARY 1, 2024 TO DECEMBER 31, 2024

INTRODUCTION

This Conflict Minerals Report for Smith & Wesson Brands, Inc. (“SWBI,” “Company,” “we,” or “our”) is provided for the reporting period January 1, 2024 to December 31, 2024, and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “conflict minerals”), and who have reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country, or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

COMPANY BACKGROUND

SWBI is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. We also provide forging and machining services to third parties.

A copy of our Conflict Mineral Policy is available on our website at https://ir.smith-wesson.com/corporate-governance/conflict-minerals.

REPORT

This Conflict Minerals Report is provided for the reporting period January 1, 2024 to December 31, 2024 in accordance with the Rule, the instructions to Form SD and the SEC Statement. Please refer to the Rule, Form SD and Securities Exchange Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

In accordance with the Rule and the instructions to Form SD, we undertook due diligence to determine the source of origin of any necessary conflict minerals used in products we manufacture or contract to manufacture. In conducting due diligence, we implemented the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (including the Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement) (Third Edition OECD 2016) (“OECD Guidance”), an internationally recognized due diligence framework.

Design of Our Due Diligence Measures

Our conflict minerals due diligence measures have been designed to conform with the OECD Guidance, as applicable, for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We do not make direct purchases of raw ore or unrefined conflict minerals in the Covered Countries. We designed our due diligence measures to:

1.	design and implement strategies to determine the presence of conflict minerals in our products;

2.	establish management systems for supply chain due diligence and reporting compliance;

3.	identify and assess conflict minerals content in our supply chain;

4.	identify and mitigate any risk for potential non-compliance with the Rule; and

5.	report on our conflict minerals supply chain due diligence activities, as required by the Rule.

Due Diligence Measures Performed

Our due diligence measures for the applicable reporting period included the following activities:

1.

We updated our product taxonomy for the products that were subject to reporting in the applicable reporting period, and reviewed additions with our appropriate personnel, to determine which products or components have the possibility of containing necessary conflict minerals.

2.

We surveyed any suppliers involved with products or components we determined could possibly contain necessary conflict minerals, to ascertain for each of these conflict minerals (i) whether the product or component contained necessary conflict minerals, (ii) the smelter or refiner where it was processed, (iii) its country of origin and (iv) its mine of origin. A list of smelters identified to date, and associated information, is provided as Attachment A.

3.

Where possible, we try to leverage the due diligence conducted on smelters and refiners by the Responsible Minerals Initiative (the “RMI”), and its Responsible Minerals Assurance Process (the “RMAP”), by comparing the names of the smelters identified by our suppliers to those identified as compliant in the RMAP. The RMAP uses independent private sector auditors to audit the source, including mines of origin, and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines and trading in the Democratic Republic of the Congo or any of its adjoining countries.

Determination; Continuing Mitigation Efforts

After conducting good faith due diligence on the presence of necessary conflict minerals in certain of our products, we have been unable to identify all smelters, refiners in our supply chain and the ultimate source of origin of such minerals. We are continuing our efforts to identify and mitigate risks in our supply chain and to obtain complete information from our upstream suppliers. Our efforts are necessarily dependent upon the willingness of our supply chain participants to cooperate and assist in this endeavor and there can be no guarantee that we will be able to obtain adequate and reliable information upon which to base our analysis.

Attachment A

SMELTER DETAILS

Smelter Name	Smelter Country	3TG
A.L.M.T. TUNGSTEN Corp.	Japan	Tungsten
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Tin
Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Tin
PT Premium Tin Indonesia	Indonesia	Tin
Eco-System Recycling Co., Ltd. East Plant	Japan	Gold
Resind Industria e Comercio Ltda.	Brazil	Tin
Global Advanced Metals Boyertown	United States	Tantalum
Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Tin
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Gold
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Tin
CCR Refinery - Glencore Canada Corporation	Canada	Gold
Heraeus Germany GmbH Co. KG	Germany	Gold
Asaka Riken Co., Ltd.	Japan	Gold
ASAHI METALFINE, Inc.	Japan	Gold
C. Hafner GmbH + Co. KG	Germany	Gold
O.M. Manufacturing Philippines, Inc.	Philippines	Tin
Umicore S.A. Business Unit Precious Metals Refining	Belgium	Gold
China Tin Group Co., Ltd.	China	Tin
LS MnM Inc.	Korea, Republic of	Gold
Ganzhou Seadragon W & Mo Co., Ltd.	China	Tungsten
Hydrometallurg, JSC	Russian Federation	Tungsten
Royal Canadian Mint	Canada	Gold
Metalor Technologies S.A.	Switzerland	Gold
Fenix Metals	Poland	Tin
PT Panca Mega Persada	Indonesia	Tin
Mineracao Taboca S.A.	Brazil	Tantalum
TANIOBIS Japan Co., Ltd.	Japan	Tantalum
PT Bangka Prima Tin	Indonesia	Tin
White Solder Metalurgia e Mineracao Ltda.	Brazil	Tin
Kennecott Utah Copper LLC	United States	Gold
Jiujiang Tanbre Co., Ltd.	China	Tantalum
Materion Newton Inc.	United States	Tantalum
Heimerle + Meule GmbH	Germany	Gold
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Tantalum
Asahi Refining USA Inc.	United States	Gold
Global Tungsten & Powders LLC	United States	Tungsten
PT Stanindo Inti Perkasa	Indonesia	Tin
Global Advanced Metals Aizu	Japan	Tantalum
PT Timah Tbk Mentok	Indonesia	Tin
AMG Brasil	Brazil	Tantalum
Mitsui Mining and Smelting Co., Ltd.	Japan	Tantalum
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Gold

Metalor Technologies (Hong Kong) Ltd.	China	Gold
SEMPSA Joyeria Plateria S.A.	Spain	Gold
Mitsui Mining and Smelting Co., Ltd.	Japan	Gold
PX Precinox S.A.	Switzerland	Gold
Niagara Refining LLC	United States	Tungsten
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Gold
Boliden Ronnskar	Sweden	Gold
Dowa	Japan	Tin
MKS PAMP SA	Switzerland	Gold
Ohura Precious Metal Industry Co., Ltd.	Japan	Gold
Metallic Resources, Inc.	United States	Tin
Yamakin Co., Ltd.	Japan	Gold
H.C. Starck Tungsten GmbH	Germany	Tungsten
Shandong Gold Smelting Co., Ltd.	China	Gold
Zijin Mining Group Gold Smelting Co. Ltd.	China	Gold
Masan High-Tech Materials	Viet Nam	Tungsten
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Tin
Argor-Heraeus S.A.	Switzerland	Gold
Rui Da Hung	Taiwan	Tin
Tokuriki Honten Co., Ltd.	Japan	Gold
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Tin
PT Aries Kencana Sejahtera	Indonesia	Tin
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Tungsten
Yokohama Metal Co., Ltd.	Japan	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Gold
XIMEI RESOURCES (GUANGDONG) LIMITED	China	Tantalum
Japan New Metals Co., Ltd.	Japan	Tungsten
Guangdong Rising Rare Metals-EO Materials Ltd.	China	Tantalum
Istanbul Gold Refinery	Turkey	Gold
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Gold
PT Artha Cipta Langgeng	Indonesia	Tin
Nihon Material Co., Ltd.	Japan	Gold
Asahi Refining Canada Ltd.	Canada	Gold
Xiamen Tungsten Co., Ltd.	China	Tungsten
Valcambi S.A.	Switzerland	Gold
Umicore Precious Metals Thailand	Thailand	Gold
Solar Applied Materials Technology Corp.	Taiwan	Gold
PT Bangka Tin Industry	Indonesia	Tin
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Gold
PT Sariwiguna Binasentosa	Indonesia	Tin
Kojima Chemicals Co., Ltd.	Japan	Gold
Ulba Metallurgical Plant JSC	Kazakhstan	Tantalum
Minsur	Peru	Tin
Wolfram Bergbau und Hutten AG	Austria	Tungsten
PT Tinindo Inter Nusa	Indonesia	Tin
D Block Metals, LLC	United States	Tantalum
Mitsubishi Materials Corporation	Japan	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Tin

Mineracao Taboca S.A.	Brazil	Tin
Aida Chemical Industries Co., Ltd.	Japan	Gold
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Tungsten
Telex Metals	United States	Tantalum
EM Vinto	Bolivia	Tin
TANIOBIS Smelting GmbH & Co. KG	Germany	Tungsten
Thaisarco	Thailand	Tin
Aurubis AG	Germany	Gold
TANIOBIS GmbH	Germany	Tantalum
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Gold
PT Prima Timah Utama	Indonesia	Tin
Chimet S.p.A.	Italy	Gold
PT Sukses Inti Makmur	Indonesia	Tin
PT Mitra Stania Prima	Indonesia	Tin
CV Venus Inti Perkasa	Indonesia	Tin
Melt Metais e Ligas S.A.	Brazil	Tin
Ningxia Orient Tantalum Industry Co., Ltd.	China	Tantalum
Malaysia Smelting Corporation (MSC)	Malaysia	Tin
Aurubis Berango	Spain	Tin
Heraeus Metals Hong Kong Ltd.	China	Gold
Operaciones Metalurgicas S.A.	Bolivia	Tin
Kennametal Huntsville	United States	Tungsten
PT Babel Inti Perkasa	Indonesia	Tin
PT Bukit Timah	Indonesia	Tin
PT Aneka Tambang (Persero) Tbk	Indonesia	Gold
Xiamen Tungsten (H.C.) Co., Ltd.	China	Tungsten
Matsuda Sangyo Co., Ltd.	Japan	Gold
CV Ayi Jaya	Indonesia	Tin
Western Australian Mint (T/a The Perth Mint)	Australia	Gold
TANIOBIS Co., Ltd.	Thailand	Tantalum
PT Timah Tbk Kundur	Indonesia	Tin
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Gold
Jiangxi Copper Co., Ltd.	China	Gold
F&X Electro-Materials Ltd.	China	Tantalum
Solikamsk Magnesium Works OAO	Russian Federation	Tantalum
Guangdong Xianglu Tungsten Co., Ltd.	China	Tungsten
JX Advanced Metals Corporation	Japan	Gold
PT ATD Makmur Mandiri Jaya	Indonesia	Tin
Tanaka Kikinzoku Kogyo K.K.	Japan	Gold
Materion	United States	Gold
Aurubis Beerse	Belgium	Tin
Hunan Jintai New Material Co., Ltd.	China	Tungsten
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Tungsten
Agosi AG	Germany	Gold
Ishifuku Metal Industry Co., Ltd.	Japan	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Tantalum

Metalor USA Refining Corporation	United States	Gold
Mitsubishi Materials Corporation	Japan	Tin
TANIOBIS Smelting GmbH & Co. KG	Germany	Tantalum
Gejiu Kai Meng Industry and Trade LLC	China	Tin
United Precious Metal Refining, Inc.	United States	Gold
Alpha Assembly Solutions Inc	United States	Tin
Taki Chemical Co., Ltd.	Japan	Tantalum
Dowa	Japan	Gold
PT Refined Bangka Tin	Indonesia	Tin
Rand Refinery (Pty) Ltd.	South Africa	Gold
Sumitomo Metal Mining Co., Ltd.	Japan	Gold
PT Belitung Industri Sejahtera	Indonesia	Tin
Global Tungsten & Powders LLC	United States	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Tungsten
Xiamen Tungsten Co., Ltd.	China	Tungsten
H.C. Starck Tungsten GmbH	Germany	Tungsten
Kennametal Huntsville	United States	Tungsten